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                              ARTICLES OF AMENDMENT

                                       OF

                      HEALTHCARE INVESTORS OF AMERICA, INC.


        Healthcare Investors of America, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The charter of the Corporation is hereby amended by striking out
Article II of the Articles of Incorporation, as heretofore amended and restated, and inserting in lieu thereof the following:

                                   ARTICLE II

               The name of the Corporation is REIT Americas, INC.

        SECOND: The board of directors of the Corporation on May 15, 2004, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was ratified as, by majority vote of the stockholders at a prior meeting on May 15, 2004, the stockholders of the Corporation at an annual meeting had approved the name change.

        THIRD: Notice setting forth a summary of the changes to be effected by said amendment of the charter and stating a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the

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stockholders of the Corporation at said meeting by the affirmative vote of in excess of two-thirds of all of the votes entitled to be cast thereon.

        FOURTH: The articles of amendment shall become effective upon the filing of these Articles of Amendment.

        IN WITNESS WHEREOF, Healthcare Investors of America, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 11th day of June, 2004.

                                         HEALTHCARE INVESTORS OF AMERICA, INC.


                                         By:  /s/ F. Dale Markham

                                            ------------------------------
                                              F. Dale Markham, President

Witness:

/s/ Joan M. Zeller

--------------------------------
Joan M. Zeller, Secretary

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        THE UNDERSIGNED, President of Healthcare Investors of America, Inc., who
executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              /s/ F. Dale Markham

                                            ------------------------------
                                              F. Dale Markham, President